Exhibit 10.2

Original Issue Date: October 17, 2025	Original Principal Amount: $500,000

ENTERO THERAPEUTICS, INC.

PROMISSORY NOTE

This PROMISSORY NOTE (this “Note”) has been issued and delivered by Entero Therapeutics, Inc., a Delaware corporation (the “Company”) on the Original Issue Date set forth above.

FOR VALUE RECEIVED, the Company promises to pay to [*] or registered assigns (“Holder”), the principal sum of five hundred thousand dollars ($500,000) on the Maturity Date, payable in cash. This Note is subject to the following additional provisions:

Section 1.            Definitions. In addition to the terms defined elsewhere in this Note or in the Securities Purchase Agreement dated October 17, 2025 by and among the Company and the investors signatory thereto, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian, receiver, trustee or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h)  the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of Florida are generally are open for use by customers on such day.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Maturity Date” means the date that is one year and one day following the issuance date of this Note; provided, however, that if the Company elects to extend the Maturity Date pursuant to the terms of Section 3, the Maturity Date shall be the date set by the Company pursuant to such extension.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to this Notes.

“Payment Amount” means, at any time, the then outstanding principal amount of this Note.

“Subsidiary” means any direct or indirect subsidiary of the Company.

Section 2.            Reserved.

Section 3.            Maturity Date Extension Option. Upon and subject to the terms and conditions set forth in this Section 3, the Company, at its sole option, may extend the Maturity Date upon notice to the Holder (the “Maturity Date Extension Notice”) for an unrestricted number of times; provided, however, that each time the Company exercises the extension option under this Section 3, the Company can only extend the Maturity Date in increments of one year and one day.

If the conditions in this Section 3 are satisfied, and the term of the Note is extended, all terms and conditions of this Note will continue to apply, except to the extent agreed upon in writing by the parties hereto.

Section 4.             Events of Default.

(a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal amount of this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within five (5) Business Days; or

(ii)         the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(b)            Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note shall become, at the Holder’s election, immediately due and payable in cash at the Payment Amount.

Section 4.             Miscellaneous.

(a)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(b)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Count of New Castle for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Note, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

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(c)            Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(d)            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(e)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)            Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(g)            Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall require the prior written consent or approval of the Holder.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ENTERO THERAPEUTICS, INC.

By:
Name: Jason Sawyer
Title: Chief Executive Officer

ACCEPTED AND AGREED by Holder:

By: [*]

By: